Exhibit 10.4

ICHOR HOLDINGS, LTD.

MEMBERS AGREEMENT

THIS MEMBERS AGREEMENT (the “Agreement”) is made and entered into as of this 16th day of March, 2012, by and among ICHOR HOLDINGS, LTD., a Cayman Islands exempt limited company (the “Company”), those certain Members of the Company listed on Schedule A (the “Investors”) and those certain Members of the Company listed on Schedule B (the “Key Holders”, and together collectively with the Investors, the “Members”).

WHEREAS, the Company and the Members desire to enter into this Agreement for the purposes, among others, of establishing the composition of the Company’s board of directors (the “Board”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Except as otherwise specified herein, all capitalized terms shall have the meaning given in the Memorandum and Articles of Association of the Company (the “Articles”).

1. Voting Provisions Regarding Board of Directors.

1.1 Board Composition. Each Member agrees to take any action including without limitation, to vote, or cause to be voted, all Shares owned by such Member, or over which such Member has voting control, from time to time and at all times, in whatever manner as shall be necessary, to ensure that (a) the size of the Board be seven (7) directors or such other number designated by the Investors, and (b) at each annual or special meeting of Members at which an election of directors is held or pursuant to any written consent of the Members, each person nominated by Francisco Partners III (Cayman), L.P. (“FP”) (and no other persons) shall be elected to the Board.

1.2 Removal of Directors. Each Member also agrees to take any action, including without limitation, to vote, or cause to be voted, all Shares owned by such Member, or over which such Member has voting control, from time to time and at all times, in whatever manner as shall be necessary, to ensure that a director shall only be removed by, and shall be removed at the proposal of, FP.

1.3 Written Consent. All Members agree to execute any written consents required to perform the obligations of this Agreement, and the Directors, on behalf of the Company, agree at the request of any party entitled to designate directors to call a special meeting of Members for the purpose of electing directors.

1.4 No Liability for Election of Recommended Directors. No Member, nor any Affiliate of any Member, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Member have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2. Other Voting Agreements. Each Member agrees to take any action, including without limitation, to vote or cause to be voted all Shares owned by such Member, or over which such Member has voting control, from time to time and at all times, in whatever manner as shall be necessary, to (x) increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of the Company’s Series A Preferred Stock outstanding at any given time, and (y) fulfill the obligations of such Member under Section 10.2 of the Articles.

3. Representations and Warranties; Agreements.

3.1 Each Member represents and warrants as of the date hereof that (a) this Agreement has been duly authorized, executed and delivered by such Member and constitutes the valid and binding obligation of such Member, enforceable in accordance with its terms, and (b) such Member has not granted, and is not a party to, any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

3.2 No holder of Member Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

3.2 Each Member expressly acknowledges and agrees to be bound by the restrictions on transfer of Shares set forth in Section 7 of the Articles. In furtherance thereof, each Member agrees (i) not to engage in any Transfer of Shares other than in accordance with Section 7 of the Articles, (ii) with respect to any Transfer permitted by Section 7 of the Articles to any Person who is not a Member, obtain an Adoption Agreement from such Person in the form of Exhibit A attached hereto (whereupon such Person shall be deemed to be a Member and a party to this Agreement as if such Person were the transferor and such transferee’s signature appeared on the signature page of the Members Agreement and shall be deemed to be an Investor or a Key Holder, as appropriate)

3.3 The Investors hereby agree that they will not engage, or permit the Company to engage, in a Sale of the Company without invoking the provisions of Section 10.2 of the Articles.

4. Preemptive Rights.

4.1 Except for issuance of Common Stock upon the conversion of the Preferred Stock, upon the sale of any equity securities or any securities (including debt securities) containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding shares of Common Stock) or any securities exchangeable for or convertible into Common Stock (collectively, “Securities”) to any Investor, the Company shall also offer to sell to each Key Member a portion of the Securities offered in such issuance equal to the quotient determined by dividing (A) the number of shares of Common Stock held by such Key Member (including shares of Common Stock issuable upon conversion of the Preferred Stock) by (B) the total number of shares of Common Stock then outstanding (including shares of Common Stock issuable upon conversion of the Preferred Stock). Each of the Key Members shall be entitled to purchase all or any portion of its allotment of such Securities at the most favorable price and on the most favorable terms as such Securities are to be offered to the Investors; provided that if the Investors are required to also purchase other securities of the Company, the Persons exercising their rights pursuant to this Section 4 shall also be required to purchase the same strip of securities (on the same terms and conditions) that the Investors are required to purchase. The purchase price for all Securities offered to the Members shall be payable in cash or, to the extent otherwise consistent with the terms offered to the Investors, installments over time.

4.2 In order to exercise its purchase rights hereunder, a Member must within 20 days after receipt of written notice from the Company describing in reasonable detail the Securities being offered, the purchase price thereof, the payment terms and such Member’s percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the Securities offered to the Member are not fully subscribed by such Members, the remaining Securities shall be reoffered by the Company to the Members, as applicable, purchasing their full allotment upon the terms set forth in this Section 4, except that such holders must exercise their purchase rights within five (5) days after receipt of such reoffer.

4.3 Upon the expiration of the offering periods described above, the Company shall be entitled to sell such Securities which the Members have not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Securities offered or sold by the Company after such 60-day period must be reoffered to the Members pursuant to the terms of this Section 4.

4.4 Notwithstanding anything to the contrary herein, this Section 4 shall not apply to the issuance of Exempted Securities.

5. Investor Approval Rights. In addition to the actions requiring Investor approval set forth in Section 53.2 of the Articles (all of which are incorporated herein by reference), each Member hereby agrees that it will take all such actions, and refrain from taking all such actions, as is necessary to ensure that the Company and each of its subsidiaries does not do any of the following without prior approval from the Investors:

(a) liquidate the business and affairs of the Company or any of its subsidiaries, including, for the avoidance of doubt, commencement of voluntary liquidation proceedings; or

(b) amend any provision of the constitutional documents of the Company or any of its subsidiaries.

6. Remedies.

6.1 Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

6.2 Irrevocable Proxy and Power of Attorney. Each party to this Agreement other than the Investors hereby constitutes and appoints the Directors of the Company, and each of them, with full power of substitution, as the proxies of the party with respect to the matters set forth herein, and hereby authorizes each of them to represent and to vote, if and only if the party fails to vote all of such party’s Shares as required in accordance with the terms and provisions of Sections 1, and 2, respectively, of this Agreement. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 7 hereof. Each party hereto hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 7 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

6.3 Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Members shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

6.4 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier to occur of (a) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Members in accordance with the Articles; and (b) termination of this Agreement in accordance with Section 8.6 below.

8. Miscellaneous.

8.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

8.3 Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.5. If notice is given to the Company, or to the Investors, a copy (which shall not constitute notice) shall also be given to Kirkland & Ellis LLP, 950 Page Mill Road, Palo Alto, CA 94304, Attn: Adam D. Phillips.

8.6 Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the holders of at least a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock held by the Investors (voting as a single class and on an as-converted basis); and (c) in the case of an amendment or waiver which would adversely affect the rights of the Key Holders in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the Investors, the written consent of the holders of at least a majority of the shares of capital stock held by the Key Holders (voting as a single class), it being the understanding of and agreement among the parties that upon the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction) (the “IPO”), this Agreement will be amended to provide for (w) Board representation for FP following the IPO which is at least proportionate to FP’s post-IPO shareholdings (such Persons being referred to as the “FP Post-IPO Directors”), (x) a covenant of the Company to continue to nominate the FP Post-IPO Directors to the Board and support their election by the Company’s shareholders, (y) the incorporation of the approval rights set forth in Section 53.2 of the Articles that FP desires to have post-IPO and (z) pre-emptive rights in favor of FP.

The Company shall give prompt written notice of any amendment, termination or waiver here-under to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 8.6 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

8.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.8 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.9 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto), the Articles and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

8.10 Legend on Share Certificates. Each certificate representing any Shares issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause any certificates evidencing the Shares issued after the date hereof to bear the legend required by this Section 8.10 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause any certificates evidencing the Shares to bear the legend required by this Section 8.10 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

8.11 Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Members (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the leg-end set forth in Section 8.10.

8.12 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

8.13 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

8.14 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

Each party will bear its own costs in respect of any disputes arising under this Agreement. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the state courts of Delaware.

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IN WITNESS WHEREOF, the parties have executed this Members Agreement as a deed of the date first written above.

COMPANY:

ICHOR HOLDINGS, LTD.

By:	/s/ Andrew Kowal
Name:	Andrew Kowal
Title:	Director

Sig Page - Members Agreement	9

INVESTORS:

FRANCISCO PARTNERS III (CAYMAN), L.P.

By:	Francisco Partners GP III (Cayman), L.P.
Its:	General Partner

By:	Francisco Partners GP III Management (Cayman), Limited
Its:	General Partner

By:	/s/ Andrew Kowal
Name:	Andrew Kowal
Title:	Attorney

FRANCISCO PARTNERS PARALLEL FUND III (CAYMAN), L.P.

By:	Francisco Partners GP III (Cayman), L.P.
Its:	General Partner

By:	Francisco Partners GP III Management (Cayman), Limited
Its:	General Partner

By:	/s/ Andrew Kowal
Name:	Andrew Kowal
Title:	Attorney

Sig Page - Members Agreement	10

ICHOR INVESTMENT HOLDINGS, LLC

By:	Francisco Partners GP III (Cayman), L.P.
Its:	Manager

By:	Francisco Partners GP III Management (Cayman), Limited
Its:	General Partner

By:	/s/ Andrew Kowal
Name:	Andrew Kowal
Title:	Attorney

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SCHEDULE A

INVESTORS

FRANCISCO PARTNERS III (CAYMAN), L.P.

FRANCISCO PARTNERS PARALLEL FUND III (CAYMAN), L.P.

ICHOR INVESTMENT HOLDINGS, LLC

SCHEDULE B

KEY HOLDERS

None.

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on             , 20        , by the undersigned (the “Holder”) pursuant to the terms of that certain Members Agreement dated as of March 16, 2012 (the “Agreement”), by and among the Company and certain of its Members, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”), for one of the following reasons (Check the correct box):

☐	as a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Member” for all purposes of the Agreement.

☐	as a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Member” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	ICHOR HOLDINGS, LTD.
Name and Title of Signatory

Address:	By:

Title:

Facsimile: